Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, Inc. Announces Amendments to Term Loan and Asset Backed Credit Facility

CHARLOTTE, N.C., March 7, 2023 /Globe Newswire/ -- NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced an amendment to its $150 million term loan with funds managed by Oaktree Capital Management, L.P. (“Oaktree”).  The Company also amended its asset backed credit facility (ABL) with J.P. Morgan.

“We are pleased to complete these amendments with Oaktree and J.P. Morgan, which allow us to focus on executing our strategic initiatives driving growth, improved profitability and cash flow while providing flexibility in what remains an uncertain operating environment," said Warren Veltman, President and Chief Executive Officer of NN.

Summary of Amendments:
•	Increases quarterly maximum leverage ratio covenant for the duration of the term loan, which matures in September 2026.
•	Incorporates a new $20 million domestic liquidity covenant, tested quarterly for the duration of the term loan. Reduced to $15 million if a qualifying equity raise occurs by June 30, 2023.
•	The existing cap on customer receivable financing programs has been increased from $20 million to $30 million, which allows further utilization of these programs to improve liquidity.
•	Additional interest, which shall be payable in kind and adjusts lower depending on the Company achieving certain leverage ratios or completing a qualifying equity raise by June 30, 2023.
•	Penny warrants, in lieu of cash, issued as a term loan amendment fee, with additional penny warrants to be issued if a qualifying equity raise is not completed by June 30, 2023.

Mike Felcher, NN Senior Vice President and CFO, commented, “We appreciate the partnerships we have with Oaktree and J.P. Morgan and their support of our long-term growth strategy.  These amendments provide us operational flexibility and allow us time to complete our facility rationalization plan and other actions, which will improve our profitability and free cash flow.”

About NN, Inc.
NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 30 facilities in North America, Europe, South America, and Asia.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should be not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.
FOR FURTHER INFORMATION:
Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
616-295-2509